UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2016 (February 19, 2016)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 19, 2016, EQT Corporation (the Company) entered into an Underwriting Agreement (Underwriting Agreement) with Goldman, Sachs & Co. (the Underwriter) providing for the offer and sale by the Company (Offering), and the purchase by the Underwriter, of 6,500,000 shares of the Company’s common stock, no par value (Common Stock), at a price to the public of $58.50 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriter an option for a period of 30 days to purchase up to 975,000 additional shares of Common Stock (Option Shares) on the same terms.  On February 22, 2016, the Underwriter exercised in full its option to purchase the Option Shares.

The Offering is registered under the Securities Act of 1933, as amended (Securities Act), pursuant to a shelf registration statement on Form S-3 (File No. 333-191781) (Registration Statement), which became effective automatically upon filing with the Securities and Exchange Commission on October 17, 2013.  The Offering was made under the prospectus supplement dated February 19, 2016 (Prospectus Supplement), and the accompanying prospectus, dated October 17, 2013, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions.  The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering closed on February 24, 2016, and the Company received net proceeds from the sale of Common Stock in the Offering (including exercise of the Underwriter’s option to purchase the Option Shares in full) of approximately $430.4 million, after deducting underwriting discounts and commissions and estimated offering expenses.  The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include, among other things, repayment of a portion of its outstanding indebtedness.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, the Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement.  They are not intended to provide any other factual information about the Company or its subsidiaries, affiliates, businesses or shareholders.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Underwriting Agreement; and may be considered by the contracting parties as a way of allocating contractual risk between them.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or shareholders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.   A legal opinion related to the shares of Common Stock is included as Exhibit 5.1 to this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 19, 2016, by and between EQT Corporation and Goldman, Sachs & Co.

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: February 24, 2016	By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 19, 2016, by and between EQT Corporation and Goldman, Sachs & Co.

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).